Exhibit d(xvii) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                   SCHEDULE A
                                     to the
                          Investment Advisory Contract
                             Effective April 1, 2005

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Funds                                         Fee (based on average daily
                                                      net assets)
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MTB Money Market Fund                                    0.40%
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MTB U.S. Treasury Money Market Fund                      0.40%
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     Witness the due  execution  hereof this 9th day of March,  2005,  to become effective on April 1, 2005.


MTB INVESTMENT ADVISORS, INC.       MTB GROUP OF FUNDS


By:  /s/ William F. Dwyer           By:  /s/ Beth S. Broderick
   ---------------------------         -------------------------------
Name:  William F. Dwyer             Name:  Beth S. Broderick
Title:  President                   Title:  Vice President